Transamerica 10f-3 Equity Report  2016


Fund	Offering Date/Trade Date	Issuer/Security
	Cusip	Offering Type	Shares	Unit Price of
Offering/Price Paid Per Unit	Spread	Total Price Paid
	Underwriter From Whom the Fund Purchased
	Total Shares Offered	Total Size of the
Offering	Total Shares Purchased by Investment
Management	Total Price Paid by the Fund Plus Total
Price paid For Same Securities Purchased By the Same
Sub-adviser	% of Offering
Transamerica Series Trust- JP Morgan Enhanced Index
Portfolio	2/22/2016	Cabot Oil & Gas
Corporation (COG) Secondary	12709710  U.S Registered
	 2,090 	 $20.00 	 $0.325 	$41,800
	BofA Merrill Lynch	 44,000,000
	$880,000,000	 514,613 	$10,292,260
	1.17%	J.P. Morgan / BofA Merrill Lynch /
Citigroup / BMO Capital Markets / MUFG / TD Securities
/ Wells Fargo Securities
Transamerica Series Trust- JP Morgan Enhanced Index
Portfolio	7/12/2016	Regency Centers
Corporation (REG) Secondary	75884910  U.S. Registered
	 4,100 	 $81.25 	 $1.273 	$333,125
	BofA Merrill Lynch	 4,350,000
	$353,437,500	 162,300 	$13,186,875
	3.73%
TST/Transamerica JPMorgan Enhanced Index VP Fund
	12/15/2016	DIAMONDBACK ENERGY INC
	25278X10	U.S. Registered	 5,600.00
$97.00 	 $1.698 	$543,200	Credit Suisse
10,500,000 	$1,018,500,000	 258,500
	$25,074,500	2.46%